As filed with the Securities and Exchange Commission on December 11, 2009

Registration No. 333-31667

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flanders Corporation

(Exact name of registrant as specified in its charter)

North Carolina	3564	13-3368271
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

531 Flanders Filters Road

Washington, NC 27889

(252) 946-8081

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Flanders Corporation 1996 Long-Term Incentive Plan

Flanders Corporation 1996 Director Option Plan

1995 and 1996 Employee Stock Grants pursuant to Written Employment Agreements

(Full title of the Plan)

Harry Smith, President and Chief Executive Officer

Flanders Corporation

531 Flanders Filters Road

Washington, NC 27889

(252) 946-8081

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael T. Cronin, Esq.

Johnson, Pope, Bokor, Ruppel & Burns, LLP

911 Chestnut Street

Clearwater, Florida 33756

(727) 461-1818

Facsimile: (727) 462-0365

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated File ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8, (Registration No. 333-31667) filed by Flanders Corporation (the “Company”) on July 21, 1997 (the “Registration Statement”) registering 8,800,000 shares of common stock of the Company to be issued in connection with the Flanders Corporation 1996 Long-Term Incentive Plan, the Flanders Corporation 1996 Director Option Plan and 1995 and 1996 Employee Stock Grants Pursuant to Written Agreements.

This Post-Effective Amendment is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, State of North Carolina, on December 10, 2009.

FLANDERS CORPORATION

By:	/s/ HARRY SMITH
Harry Smith
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on December 10, 2009.

Signature	Title	Date

/s/ HARRY SMITH Harry Smith	Chairman of the Board, President and CEO (Principal Executive Officer)	December 10, 2009

/s/ JOHN OAKLEY John Oakley	Chief Financial Officer (Principal Financial and Accounting Officer)	December 10, 2009

/s/ ROBERT AMERSON Robert Amerson	Director	December 10, 2009

/s/ KIRK DOMINICK Kirk Dominick	Director	December 10, 2009

/s/ DAVID M. MOCK David M. Mock	Director	December 10, 2009